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                                                                    EXHIBIT 23.3



             CONSENT OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP


We hereby consent to the use of our report dated April 2, 1998 relating to the consolidated financial statements of Southland Bank Corporation of Georgia and Subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included in this Registration Statement on Form S-4 and to the reference to our firm under the heading "Experts" in the Prospectus.




                                   /s/ McNair, McLeMore, Middlebrooks & Co., LLP

                                       MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP
                                       Macon, Georgia



April 21, 1998